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                                                                    Exhibit 23.a


                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in the prospectuses included in the registration statements of Masco Corporation on Form S-3 (Registration Nos. 33-56043, 33-53330, 33-2374, 333-27765 and 333-36477) and Form S-8
(Registration Nos. 2-95969, 33-28142, 33-42229, 333-30867, 333-64573, and
333-74815) of our report dated February 17, 1999, on our audits of the consolidated financial statements and financial statement schedule of Masco Corporation and subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K. We also consent to the reference to our Firm under the caption "Experts" in such prospectuses.


PRICEWATERHOUSECOOPERS LLP

Detroit, Michigan
March 25, 1999